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                                  Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Larrea BioSciences Corporation, formerly known as Sonic Media Corp. on Form 10-KSB for the period ending April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Peter P. Smetek, Jr., Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                Date: April 7, 2006

                                                /s/ Peter P. Smetek, Jr.
                                                ------------------------
                                                Peter P. Smetek, Jr.,
                                                Chief Executive Officer